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                                                                      Exhibit 99


Contact:  Joel Weinshank
          Manugistics, Inc.
          jweinsha@manu.com
          301-984-5330

          Josh Zecher
          FitzGerald Communications Inc.
          jzecher@fitzgerald.com
          703-248-7208


Immediate Release

                     MANUGISTICS NAMES STANFORD PROFESSOR
                       HAU L. LEE TO BOARD OF DIRECTORS

              Leading Authority On Supply Chain Integration And
                     Coordination Joins Manugistics Board

ROCKVILLE, Md. -- APRIL 19, 2000 -- Manugistics Group, Inc. (Nasdaq: MANU), a leading provider of eBusiness solutions that enable intelligent decisions across trading networks, today announced that Stanford University Professor Hau L. Lee, Ph.D., has been appointed to the company's board of directors. Widely recognized as a leading authority on supply chain integration and coordination, Dr. Lee is expected to provide key guidance to Manugistics as the company continues on its B2B growth strategy.

"With its robust eBusiness solutions, first-class management team and strong customer base, Manugistics is poised to be a leading company providing eBusiness and supply chain solutions for industry at large," said Lee. "Manugistics is defining the future of the integration of fundamental planning and order fulfillment technologies, and the evolution of the eMarketplace. This is a company that is executing against its strategic plan both within the enterprise and across extended trading networks, and I am very excited to join its board of directors."

"Dr. Lee is a recognized expert in supply chain management, with knowledge and insights that expertly complement Manugistics' eBusiness strategy," said Greg Owens, Manugistics president and CEO. "His leadership in supply chain integration and collaboration has helped leading electronics and high technology companies, and companies in other major vertical industries, succeed with new, innovative supply chain solutions and business models. We expect Dr. Lee's expertise, both in supply chain management and across multiple industries, will be of key strategic value to our business going forward."
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Currently a Kleiner Perkins, Mayfield and Sequoia Capital professor at the
Department of Management Science and Engineering, and the Graduate School of Business, at Stanford, Lee has consulted on supply chain management, eBusiness, and global logistics strategy for companies in the computer, pharmaceutical, automobile, telecommunications, grocery, and semiconductor industries. His consulting projects include development of eProcurement strategies, and integration of front end and back end operations for eBusiness ventures.

Lee is the founding and current director of the Stanford Global Supply Chain Management Forum, an industry-academic consortium established to advance the theory and practice of global supply chain management. In addition to Manugistics, Forum partners include leading high technology companies such as Cisco Systems, Hewlett-Packard, IBM, Lucent Technologies, Nokia, Solectron, Texas Instruments, 3Com and Quantum.

Lee is perhaps best known for popularizing the "Bull Whip Effect," - a phrase that describes how the relatively minor acts of one trading partner can create large information distortions at other points in the supply chain. According to Lee, initiatives such as eProcurement, vendor managed inventory, Collaborative Planning, Forecasting and Replenishment (CPFR), cross-enterprise integration, and total supply chain visibility have been created to counter the Bull Whip Effect.

Lee obtained a bachelor's of social sciences degree in economics and statistics from the University of Hong Kong, and a master's of science degree in operational research from the London School of Economics. He also holds master's of science and doctor of philosophy degrees in operations research from the Wharton School of Business at the University of Pennsylvania.

About Manugistics, Inc.

Headquartered in Rockville, Md., Manugistics Group, Inc. is a leading provider of eBusiness solutions that enable intelligent decisions across trading networks. With more than 900 clients, Manugistics powers intelligent decisions for profitable growth in leading companies such as Coca-Cola Bottling, Compaq, DuPont, General Electric, Harley-Davidson, Hormel, Mobil, Nestle, Timberland, Unilever, United Distillers and Vintners, and Wal-Mart.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-984-5330

                                      ###

This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, Manugistics limited operating history, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, risks related to quarterly performance, risks of system interruption, management of potential growth, and risks of new business areas, international
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expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Manugistics financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 1999 and Quarterly Reports on Form 10-Q for the quarters ended May 31, 1999, August 31, 1999, and November 31, 1999.

Manugistics is a registered trademark, and the Manugistics logo and the phrase "Leveraged Intelligence" are trademarks, of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. Information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com.